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                      INDEPENDENCE CAPITAL MANAGEMENT, INC.


                                 CODE OF ETHICS
                            Adopted Under Rule 17j-1


Independence Capital Management, Inc. (the "Adviser") is confident that its Directors, Officers, and other personnel act with integrity and good faith. The Adviser recognizes, however, that personal interests may conflict with the Fund's interests when its Directors, Officers and other personnel:

         o   know about present or future Fund portfolio transactions; or

         o   have the power to influence Fund portfolio transactions; and

         o   engage in securities transactions for their personal account(s).

In the interest of preventing conflict of interest, and in accordance with Rule 17j-1(b)(1) under the Investment Company Act of 1940, the Adviser has adopted this Code of Ethics to prohibit transactions that create, may create, or may appear to create conflicts of interest, and to establish reporting requirements and enforcement procedures.

1.  About this Code of Ethics

    a.   What does the Code do?

         o The Code sets forth specific prohibitions regarding securities transactions and requirements regarding the reporting of personal securities transactions and securities beneficially owned.

         o The securities reporting requirements that apply to access persons are set forth in Appendix B.

    b.   Who is covered by the Code?

         o   Directors and Officers of the Adviser.
         o   Employees of the Adviser


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    c.   Reading the Code

         Words appearing in the Code which are underlined are defined in Appendix A. The word "you" refers to persons who are covered by the Code.

2.  Statement of General Principles

    In recognition of the trust and confidence placed in the Adviser by the Fund, and because the Adviser believes that its operations should benefit the Fund's shareholders, the Adviser has adopted the following general principles:

    a. The interests of Fund shareholders are paramount. Shareholder interests must be placed before your own.

    b. You must accomplish all personal securities transactions in a manner that avoids conflict between your personal interests and those of the Fund and its shareholders.

    c. You must avoid actions or activities that allow (or appear to allow) you or your family to profit or benefit from your position with the Adviser, or that bring into question your independence or judgment.

3.  Prohibitions and Restrictions

    a.   Prohibition Against Fraud, Deceit and Manipulation

         You may not, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by the Fund:

         i.   employ any device, scheme or artifice to defraud the Fund;

         ii. make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         iii. engage in any act, practice or course of business which would operate as a fraud or deceit upon the Fund; or

         iv.  engage in any manipulative practice with respect to the Fund.

    b.   Limits on Accepting or Receiving Gifts


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         You may not accept or receive any gift of more than de minimis value from any person or entity in connection with the Fund's entry into a contract, development of an economic relationship, or other course of dealing by or on behalf of the Fund.

     c.  Blackout Period on Personal Securities Transactions

         i. Investment personnel may not purchase or sell, directly or indirectly, any security in which they have (or by reason of such transaction acquire) any beneficial ownership, during the period of three (3) calendar days before and after the date the same (or a related) security is being purchased or sold by the Fund, except purchases and sales described below in subpart iii of this subsection c.

         ii. Access persons (other than investment personnel) may not purchase or sell, directly or indirectly, any security in which they have (or by reason of such transaction acquire) any beneficial ownership on the same day the same (or a related) security is being purchased or sold by Fund, except purchases and sales described below in subpart iii of this subsection c.

         iii. The following purchases and sales of a security are not subject to the Blackout Period in subparts i and ii above:

               o Purchases or sales of securities effected in any account over which the investment personnel or access person has no direct or indirect influence or control;

               o   Purchases or sales of securities which are non-volitional;

               o Purchases of securities which are part of an automatic dividend reinvestment plan;

               o Purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and


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               o   Other securities transactions which may be approved on a case by case basis by the Compliance Officer of the Adviser, as not involving conflict of interest or the appearance of conflict of interest.

     d.  Sixty-Day Prohibition on Selling Securities

         Investment personnel may not profit from the purchase and sale, or sale and purchase, of a security within 60 days, except

         i. purchase and sale, or sale and purchase, of a security listed on a national securities exchange or the NASDAQ National Market and average daily trading of which is at least 500,000 shares,

         ii. purchase and sale, or sale and purchase, of a security effected in any account over which the investment personnel has no direct or indirect influence or control; and

         iii.  Purchase or sale of securities which is non-volitional.

     e.  Pre-Clearance of Private Placements; Purchase of Shares in IPOs

         i. Investment personnel must obtain approval from the Adviser's Compliance Officer before acquiring beneficial ownership of any security offered in a private placement.

         ii. Investment personnel may not acquire any security as a part of an initial public offering by the issuer.

4.   Review and Enforcement of this Code of Ethics

     a.  Compliance Officer

         The Compliance Officer of the Adviser will perform the duties described in this Section 4.

     b.  The Compliance Officer's Duties and Responsibilities

         i. The Compliance Officer will, on a quarterly basis, compare all reported personal securities transactions with the Fund's completed portfolio transactions and a list of securities being considered for purchase or sale by the Fund to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the Compliance Officer must give the person an opportunity to supply explanatory material.


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         ii.   No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

         iii. The Compliance Officer will report his or her own securities transactions to the President of the Adviser on a quarterly basis, who shall perform the duties of the Compliance Officer with respect to securities transactions so reported.

    c.   Sanctions

         If the Compliance Officer finds that the person violated the Code, the Compliance Officer will report the violation to the President of the Adviser. The President will impose upon the person sanctions that the President deems appropriate. The Compliance Officer will report the violation and the sanction imposed to the Fund's Board of Directors at the next regularly scheduled board meeting unless, in the sole discretion of the President, circumstances warrant an earlier report.

5.  Interrelationship with the Adviser's and the Fund's Code of Ethics

    a.   General Principle

         A person who is both an Officer and/or Director of the Fund, and an Officer, Director and/or employee of the Adviser, is only required to report securities transactions under this Code.

    b.   Procedures

         The Compliance Officer of the Adviser shall:

         i.    Submit to the Board of Directors of the Fund a copy of this Code;

         ii. Promptly report to the Fund in writing any material amendments to this Code; and

         iii. Immediately furnish to the Fund, without request, information regarding any material violation of this Code by any person.


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         iv.   No less frequently than annually furnish to the Fund's Board of
               Directors a written report that (a) describes any issues arising under this Code since the last report to the Board, including, but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations and (b) certifies that the Fund and the Adviser have adopted procedures reasonably necessary to prevent access persons from violating the Code.

         v. Promptly furnish to the Fund, upon request, copies of any reports made under this Code by any person who is also covered by the Fund's Code of Ethics;

6.   Recordkeeping

     The Adviser will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the United States Securities and Exchange Commission.

     a. A copy of this Code and any other code of ethics which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place;

     b. A list of all persons who are, or within the past five years have been, required to submit reports under this Code will be maintained in an easily accessible place;

     c. A copy of each quarterly transaction report made by each access person under this Code will be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

     d. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurred.

     e. A copy of each annual report to the Board will be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

     f. The Adviser will maintain a record of any decisions, and the reasons supporting the decision, to approve transactions under subsections 3.c.iii. and 3.e.i. of this Code.


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7.   Miscellaneous

     a.  Confidentiality

         All personal securities transactions reports and any other information filed under this Code will be treated as confidential.

     b.  Interpretation of Provisions

         The Compliance Officer of the Adviser may from time to time adopt such interpretations of this Code as he or she deems appropriate.

     c.  Periodic Review and Reporting

         The Compliance Officer of the Adviser will report to the Board of Directors periodically as to the operation of this Code and will address in any such report the need (if any) for further changes or modifications to this Code.



Adopted January 28, 2000


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                                   APPENDIX A

                                   Definitions


Access person includes any Director or Officer of the Adviser or the Fund (or of any company in a control relationship to the Adviser or the Fund), or any employee of the Adviser or the Fund who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of securities by the Fund.

Beneficial ownership means the same as it does under Section 16 of the Securities Exchange Act of 1934. You should generally consider yourself the "beneficial owner" of any securities in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

Control means the same as it does under in Section 2(a)(9) of the 1940 Act.
Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. This presumption may be countered by the facts and circumstances of a given situation.

Employee of an entity is any person, other than a Director or Officer of a business entity, who is employed by the entity as an employee or who functions as an employee of the entity (although not recognized as an employee of the entity for tax purposes).

Fund is an investment company registered under the Act, as amended, which is advised by the Adviser.

Investment personnel is any employee of the Adviser or the Fund (or any company in a control relationship to the Adviser or the Fund) who, in connection with his or her regular functions or duties, makes, or participates in making recommendations regarding a security being considered for purchase or sale by a Fund.

Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.

Security or Securities means the same as they do under Section 2(a)(36) of the 1940 Act, except that they do not include securities issued by the U.S. Government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end mutual funds.


                                      A-1

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A security held or to be acquired by the Fund means any security which, within the most recent 15 days, (i) is or has been held by the Fund, or (ii) is being or has been considered by the Fund's adviser or sub-adviser for purchase by the Fund.

A security is being purchased or sold by the Fund from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Fund until the program has been fully completed or terminated.

A security is being considered for purchase or sale by a Fund when a security is identified as such by the Adviser to the Fund.




                                       A-2

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                                   APPENDIX B

                   Reports Regarding Beneficial Ownership of
                     Securities and Securities Transactions


1.   Reports of Beneficial Ownership of Securities

     If you are an access person, you must provide the Compliance Officer with a complete listing of all securities you beneficially own as of December 31 of each year. You must submit your initial report within 10 days of the date you first become an access person*, and you must submit annual reports thereafter no later than 30 days after the end of each calendar year. A form of Report Regarding Securities Beneficially Owned is included in this Appendix B.

     ---------------------------------------------------------------------------
     *Persons who were access persons on the effective date of the Code of Ethics shall file initial reports of securities beneficially owned as of March 31, 2000 not later than April 30, 2000.

2.   Transaction Reports

     a.  Quarterly Reports:

         i. On a quarterly basis, you must report transactions in securities and the name and address of any broker, dealer or bank with whom you maintain any account and in which securities are held for your direct or indirect benefit. You must submit your report to the Compliance Officer no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A form of Quarterly Personal Securities Transactions Report is included in this Appendix B.

         ii. If you had no reportable transactions during the quarter, you are still required to submit a report. Please note on your report that you had no reportable transactions during the quarter, and return it, signed and dated.

         iii. You are not required to report your transactions under the Fund's Code of Ethics if you are required to report your transactions under this Code.

b.   What Securities are Covered Under Your Quarterly Reporting Obligation?

     You must report all transactions in a security in which you acquire direct or indirect beneficial ownership.



                                      B-1

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c.   What Securities Transactions May Be Excluded from Your Report?

     You are not required to detail or list the following securities or transactions on your report:

     i. Purchases or sales effected for any account over which you have no direct or indirect influence or control.

     ii. Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchase securities issued by your employer.

     iii. Purchases arising from the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, as long as you acquired these rights from the issuer, and sales of such rights so acquired.

     iv. Purchases or sales which are non-volitional on the part of a person, including purchase or sales upon exercise of puts and calls written by the person and sales from a margin account to a bona fide margin call.

     You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the security included in the report.




                                       B-2

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                 Report Regarding Securities Beneficially Owned


Name of Reporting Person:________________________________________

Date:_______________________________



------------------------------------------------------------------------------------------------------------------------------
                                                                                   Name of Broker, Dealer or Bank
                                                           No. of Shares/               with Whom Account is
     Name of Issuer           Title of Security           Principal Amount                   Maintained
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

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-------------------------------------------------------------------------------------------------------------------------------

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

If you do not beneficially own any securities, please check here. |_|

If you disclaim beneficial ownership of one or more securities reported above, please describe below and identify the securities.





____________________________                               __________________
        Signature                                                  Date

                                       B-3

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                Quarterly Personal Securities Transactions Report


Name of Reporting Person:_____________________________________________

Calendar Quarter Ended:_______________________________________________


-------------------------------------------------------------------------------------------------------------------------------
   Name                                                                                         Name of Broker, Dealer or
    of           Date of        Title of       No. of Shares/          Type of                       Bank Effecting
  Issuer       Transaction      Security      Principal Amount       Transaction     Price             Transaction
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

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


If you had no reportable transactions during the quarter, please check here. |_|

If you disclaim beneficial ownership of one or more securities reported above, please describe below and identify the securities.______________________________

________________________________________________________________________________

________________________________________________________________________________


Name and address of the broker, dealer and/or bank with whom you maintain an account and in which securities are held for your direct or indirect benefit.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________



_______________________________                          ____________________
         Signature                                              Date

                                       B-4